EXHIBIT 4.5


                      CLEARLY CANADIAN BEVERAGE CORPORATION


                                STOCK OPTION PLAN


                                 APRIL 29, 2005



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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I......................................................................1

DEFINITIONS AND INTERPRETATION.................................................1

   1.1       Definitions.......................................................1
   1.2       Choice of Law.....................................................3
   1.3       Headings..........................................................3

ARTICLE II.....................................................................3

PURPOSE AND PARTICIPATION......................................................3

   2.1       Purpose...........................................................3
   2.2       Participation.....................................................4
   2.3       Notification of Award.............................................4
   2.4       Copy of Plan......................................................4
   2.5       Limitation........................................................4

ARTICLE III....................................................................4

TERMS AND CONDITIONS OF OPTIONS................................................4

   3.1       Board to Allot Shares.............................................4
   3.2       Number of Shares..................................................5
   3.3       Exercise Price....................................................5
   3.4       Term of Option....................................................5
   3.5       Termination of Option.............................................5
   3.6       Vesting...........................................................6
   3.7       Effect of a Take-Over Bid.........................................6
   3.8       Acceleration of Expiry Date.......................................7
   3.9       Effect of a Change of Control.....................................7
   3.10      Assignment of Options.............................................7
   3.11      Adjustments.......................................................7

ARTICLE IV.....................................................................7

EXERCISE OF OPTION.............................................................7

   4.1       Exercise of Option................................................7
   4.2       Issue of Share Certificates.......................................8
   4.3       Condition of Issue................................................8

ARTICLE V......................................................................8

STOCK APPRECIATION RIGHTS......................................................8

   5.1       Stock Appreciation Rights.........................................8
   5.2       Stock Appreciation Rights Tied to Options.........................8
   5.3       Terms of Stock Appreciation Rights................................8


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ARTICLE VI.....................................................................9

ADMINISTRATION.................................................................9

   6.1       Administration....................................................9
   6.2       Interpretation....................................................9

ARTICLE VII....................................................................9

AMENDMENT AND TERMINATION......................................................9

   7.1       Prospective Amendment.............................................9
   7.2       Retrospective Amendment...........................................9
   7.3       Termination......................................................10
   7.4       Agreement........................................................10
   7.5       Optionee Status..................................................10

ARTICLE VIII..................................................................10

APPROVALS REQUIRED FOR PLAN...................................................10

   8.1       Substantive Amendments to Plan...................................10




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                                STOCK OPTION PLAN

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

1.1  Definitions

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

     (a) "Administrator" means, initially, the secretary of the Company and thereafter shall mean such director or other senior officer or employee of the Company as may be designated as Administrator by the Board from time to time;

     (b) "affiliate" has the meaning ascribed thereto in the Securities Act (British Columbia);

     (c) "associate" has the meaning ascribed thereto in the Securities Act (British Columbia);

     (d) "Award Date" means the date on which the Board grants and announces a particular Option;

     (e)  "Board" means the board of directors of the Company;

     (f) "Change of Control" the acquisition by any person or by any person and a joint actor, whether directly or indirectly, of voting securities of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a joint actor, totals for the first time not less than fifty percent (50%) of the outstanding voting securities of the Company or the votes attached to those securities are sufficient, if exercised, to elect a majority of the board of Directors of the Company;

     (g)  "Company" means Clearly Canadian Beverage Corporation;

     (h) "Consultant" means an individual or Consultant Company, other than an Employee or a Director of the Company, that:

          (i) is engaged to provide services to the Company or to an affiliate of the Company, other than services provided in relation to a distribution;

          (ii) provides the services under a written contract between the Company or the affiliate and the individual or a Consultant Company; and

          (iii)spends or will spend a significant amount of time and attention on the affairs and business of the Company or an affiliate of the Company;

     (i) "Consultant Company" means, for an individual consultant, a company which the individual consultant is an employee or shareholder;


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     (j)  "Director"  means any  individual  holding  the office of  director or officer of the Company or an affiliate of the Company;

     (k)  "Employee" means:

          (i) an individual who is considered an employee of the Company or its subsidiary under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

          (ii) an individual who works full-time for the Company or its subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work, as an employee of the Company, but for whom income tax deductions are not made at source; or

          (iii)an individual who works part-time for the Company or its subsidiary on a continuing and regular basis providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source;

     (l) "Exchange" means the OTC Bulletin Board or, if the Shares are no longer listed for trading on the OTC Bulletin Board, such other exchange or quotation system on which the Shares are listed or quoted for trading;

     (m) "Exercise Notice" means the notice respecting the exercise of an Option, in the form set out as Schedule "B" hereto, duly executed by the Option Holder;

     (n) "Exercise Period" means the period during which a particular Option may be exercised and is the period from and including the Award Date through to and including the Expiry Date, subject to the provisions of the Plan relating to the vesting of Options;

     (o) "Exercise Price" means the price at which an Option may be exercised as determined in accordance with paragraph 3.3;

     (p)  "Expiry Date" means the date  determined in accordance with paragraphs
          3.4 and 3.8 and after which a particular Option cannot be exercised;

     (q) "insider" has meaning ascribed thereto in the Securities Act (British Columbia);

     (r) "Management Company Employee" means an individual employed by a person providing management, or other consulting, services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a person involved in investor relations activities;

     (s) "Option" means an option to acquire Shares, awarded to a Director, Employee or Consultant pursuant to the Plan;


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     (t)  "Option Certificate" means the certificate,  substantially in the form set out as Schedule "A" hereto, evidencing an Option;

     (u) "Option Holder" means a Director, Employee or Consultant, or a former Director, Employee or Consultant, who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

     (v) "Plan" means this Clearly Canadian Beverage Corporation stock option plan dated April 29, 2005;

     (w)  "Personal Representative" means:

          (i) in the case of a deceased Option Holder, the executor (or the administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so); and

          (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

     (x) "Securities Act" means the Securities Act, R.S.B.C. 1996, c.418, as amended, as at the date hereof; and

     (y) "Share" or "Shares" means, as the case may be, one or more common shares without par value in the capital of the Company.

1.2  Choice of Law

The Plan is established under and the provisions of the Plan shall be interpreted and construed in accordance with the laws of the Province of British Columbia.

1.3  Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.


                                   ARTICLE II

                            PURPOSE AND PARTICIPATION

2.1  Purpose

The purpose of the Plan is to provide the Company with a share-related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants, to reward such of those Directors, Employees and Consultants as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long term investments.


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2.2  Participation

The Board shall, from time to time, in its sole discretion determine those Directors, Employees and Consultants, if any, to whom Options are to be awarded. If the Board elects to award an Option to a Director, the Board shall, in its sole discretion but subject to paragraph 3.2, determine the number of Shares to be acquired on the exercise of such Option. If the Board elects to award an Option to an Employee or Consultant, the number of Shares to be acquired on the exercise of such Option shall be determined by the Board in its sole discretion, and in so doing the Board may take into account the following criteria:

     (a) the remuneration paid to the Employee or Consultant as at the Award Date in relation to the total remuneration payable by the Company to all of its Employees and Consultants as at the Award Date;

     (b) the length of time that the Employee or Consultant has been employed or engaged by the Company; and

     (c)  the quality of work performed by the Employee or Consultant.

2.3  Notification of Award

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder of the award and may provide the Option Holder with an Option Certificate representing the Option so awarded.

2.4  Copy of Plan

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of the Plan, unless a copy has been previously provided to the Option Holder. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5  Limitation

The Plan does not give any Option Holder that is a Director the right to serve or continue to serve as a Director of the Company nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed or engaged by the Company.


                                   ARTICLE III

                         TERMS AND CONDITIONS OF OPTIONS

3.1  Board to Allot Shares

The Shares to be issued to Option Holders upon the exercise of Options shall be allotted and authorized for issuance by the Board prior to the exercise thereof.


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3.2  Number of Shares

The maximum number of Shares issuable under the Plan shall not exceed 1,750,000 Shares. Additionally, if at any time the Company is subject to restrictions on stock option grants prescribed by applicable securities laws or by an Exchange, the Company shall not grant Options which exceed such restrictions.

If any Option is exercised or expires or otherwise terminates for any reason, the number of Shares in respect of which the Option is exercised or expired or terminated shall again be available for the purposes of the Plan.

3.3  Exercise Price

The Exercise Price shall be that price per share, as determined by the Board in its sole discretion as of the Award Date, at which an Option Holder may purchase a Share upon the exercise of an Option, and shall not be less than the weighted average trading price of the Company's Shares traded through the facilities of the Exchange (or, if the Shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the Shares are listed or quoted for trading) for the 10 trading days preceding the Award Date, less any discount permitted by the Exchange, or such other price as may be required by the Exchange. Notwithstanding the foregoing, the Exercise Price of all Options granted on the first Award Date shall be US$1.00.

3.4  Term of Option

Subject to paragraph 3.5, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall not be later than the fifth anniversary of the Award Date of the Option.

3.5  Termination of Option

An Option Holder may, subject to any vesting provisions applicable to Options hereunder, exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Board may at any time and from time to time fix a minimum or maximum number of Shares in respect of which an Option Holder may exercise part of any Option held by such Option Holder. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. local time in Vancouver, British Columbia, on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Board at the time the Option is awarded and the date established, if applicable, in sub-paragraphs (a) to (c) below (the "Early Termination Date"):

     (a)  Death

          In the event that the Option Holder should die while he or she is still a Director (if he or she holds his or her Option as Director) or Employee or Consultant (if he or she holds his or her Option as Employee or Consultant), the Early Termination Date shall be twelve
          (12) months from the date of death of the Option Holder; or


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     (b)  Ceasing to hold Office

          In the event that the Option Holder holds his or her Option as Director of the Company and such Option Holder ceases to be a Director of the Company other than by reason of death, the Early Termination Date of the Option shall be twelve (12) months from the date the Option Holder ceases to be a Director of the Company unless the Option Holder ceases to be a Director of the Company but continues to be engaged by the Company as an Employee, in which case the Expiry Date shall remain unchanged.

     (c)  Ceasing to be Employed or a Consultant

          In the event that the Option Holder holds his or her Option as an Employee or Consultant of the Company and such Option Holder ceases to be an Employee or Consultant of the Company other than by reason of death, the Early Termination Date of the Option shall be twelve (12) months from the date the Option Holder ceases to be an Employee or Consultant of the Company.

3.6  Vesting

All Options granted pursuant to the Plan will be subject to such vesting requirements as may be prescribed by the Exchange, if applicable, or as may be imposed by the Board.

3.7  Effect of a Take-Over Bid

If a bona fide offer (an "Offer") for Shares is made to an Option Holder or to shareholders of the Company generally or to a class of shareholders which includes the Option Holder, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Option Holder of full particulars of the Offer, whereupon all Shares subject to Options will become vested and the Options may be exercised in whole or in part by each Option Holder so as to permit each Option Holder to tender the Shares received upon exercise of his Options, pursuant to the Offer. However, if:

     (a)  the Offer is not completed within the time specified therein; or

     (b) all of the Shares acquired by the Option Holder on the exercise of his Option and tendered pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Shares received upon the exercise of such Options, or in the case of clause (b) above, the Shares that are not taken up and paid for, may be returned by each Option Holder to the Company and reinstated as authorized but unissued Shares and with respect to such returned Shares, the Options shall be reinstated as if they had not been exercised and the terms upon which such Shares were to become vested pursuant to paragraph 3.6 shall be reinstated. If any Shares are returned to Company under this paragraph 3.7, the Company shall immediately refund the exercise price to the Option Holder for such Shares.


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3.8  Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised and an Offer is made by an offeror, the Directors may, upon notifying each Option Holder of full particulars of the Offer, declare all Shares issuable upon the exercise of Options granted under the Plan, vested, and, notwithstanding paragraphs 3.4 and 3.5, declare that the Expiry Date for the exercise of all unexercised Options granted under the Plan is accelerated so that all Options will either be exercised or will expire prior to the date upon which Shares must be tendered pursuant to the Offer.

3.9  Effect of a Change of Control

If a Change of Control occurs, all Shares subject to each outstanding Option will become vested, whereupon all Options may be exercised in whole or in part by the Option Holders.

3.10 Assignment of Options

Options may not be assigned or transferred, provided however that the Personal Representative of an Option Holder may, to the extent permitted by paragraph 4.1, exercise the Option within the Exercise Period.

3.11 Adjustments

If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the "Event"), an Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares shall be issued upon the exercise of any Option and accordingly, if as a result of the Event, an Option Holder would become entitled to a fractional Share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded. Additionally, no lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of the Option unless such amount of Shares represents the balance left to be exercised under the Option.


                                   ARTICLE IV

                               EXERCISE OF OPTION

4.1  Exercise of Option

An  Option  may  be  exercised  only  by  the  Option  Holder  or  the  Personal
Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period up to 5:00 p.m. local time in Vancouver, British Columbia on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to Clearly Canadian Beverage Corporation in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.


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4.2  Issue of Share Certificates

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares purchased pursuant to the exercise of the Option. If the number of Shares purchased is less than the number of Shares subject to the Option
Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate for the balance of Shares available under the Option.

4.3  Condition of Issue

The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Shares and to the listing requirements of any stock exchange or exchanges on which the Shares may be listed. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company any information, report and/or undertakings required to comply with and to fully cooperate with the Company in complying with such laws, rules and regulations.


                                    ARTICLE V

                            STOCK APPRECIATION RIGHTS

5.1  Stock Appreciation Rights

Any option granted under the Plan or incorporated into the Plan may include a stock appreciation right, either at the time of grant or by adding it to an existing Option; subject, however, to the grant of such stock appreciation right being in compliance with the applicable regulations and policies of the Exchange (or any other exchange or exchanges on which the Shares are then traded).

5.2  Stock Appreciation Rights Tied to Options

Stock appreciation rights which may be granted pursuant to this Plan shall be exercisable to the extent, and only to the extent, the Option with which it is included is exercisable. To the extent that a stock appreciation right included in or attached to an Option granted hereunder is exercised, the Option to which it is included or attached shall be deemed to have been exercised to a similar extent.

5.3  Terms of Stock Appreciation Rights

A stock appreciation right granted pursuant to this Plan shall entitle the Option Holder to elect to surrender to the Company, unexercised, the Option to which it is included, or any portion thereof, and to receive from the Company in exchange therefore that number of Shares, disregarding fractions, having an aggregate value equal to the excess of the value of one Share over the exercise price per Share specified in such Option, times the number of Shares called for by the Option, or portion thereof, which is so surrendered. The value of a Share shall be determined for these purposes, unless otherwise specified or permitted by applicable regulatory policies, based on the weighted average trading price per share on the Exchange for the five trading days immediately preceding the date the Company receives notice of the exercise of the stock appreciation right (or, if the Shares are no longer listed for trading on the Exchange, then such other exchange or quotation system on which the Shares are listed or quoted for trading).


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                                   ARTICLE VI

                                 ADMINISTRATION

6.1  Administration

The Plan shall be administered by the Administrator on the instructions of the Board. The Board may make, amend and repeal at any time and from time to time such regulations not inconsistent with the Plan as it may deem necessary or advisable for the proper administration and operation of the Plan and such regulations shall form part of the Plan. The Board may delegate to the Administrator or any Director, officer or employee of the Company such administrative duties and powers as it may see fit.

6.2  Interpretation

The interpretation by the Board of any of the provisions of the Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.


                                   ARTICLE VII

                            AMENDMENT AND TERMINATION

7.1  Prospective Amendment

Subject to applicable regulatory and, if required by any relevant law, rule or regulation applicable to the Plan, to shareholder approval, the Board may from time to time amend the Plan and the terms and conditions of any Option thereafter to be granted and, without limiting the generality of the foregoing, may make such amendment for the purpose of meeting any changes in any relevant law, rule or regulation applicable to the Plan, any Option or the Shares or for any other purpose which may be permitted by all relevant laws, rules and regulations provided always that any such amendment shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to such amendment. Notwithstanding the foregoing, the Board may, subject to the requirements of the Exchange, amend the terms upon which each Option shall become vested with respect to Shares without further approval of the Exchange, other regulatory bodies having authority over the Company or the Plan or the shareholders.

7.2  Retrospective Amendment

Subject to applicable regulatory approval and, if required by any relevant law, rule or regulation applicable to the Plan, to shareholder approval, the Board may from time to time retrospectively amend the Plan and, with the consent of the affected Option Holders, retrospectively amend the terms and conditions of any Options which have been previously granted.


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7.3  Termination

The Board may terminate the Plan at any time provided that such termination shall not alter the terms or conditions of any Option or impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination. Notwithstanding the termination of the Plan, the Company, Options awarded under the Plan, Option Holders and Shares issuable under Options awarded under the Plan shall continue to be governed by the provisions of the Plan.

7.4  Agreement

The Company and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of the Plan.

7.5  Optionee Status

For stock options granted to Employees, Consultants or Management Company Employees, the Company represents that each such Option Holder will be a bona fide Employee, Consultant or Management Company Employee, as the case may be.


                                  ARTICLE VIII

                           APPROVALS REQUIRED FOR PLAN

8.1  Substantive Amendments to Plan

Any substantive amendments to the Plan shall be subject to the Company first obtaining the approvals, if required, of:

     (a) the shareholders or disinterested shareholders, as the case may be, of the Company at general meeting where required by the rules and policies of the Exchange, or any stock exchange on which the Shares may then be listed for trading; and

     (b) the Exchange, or any stock exchange on which the Shares may then be listed for trading.


Approved by the directors on April 29, 2005.

ON BEHALF OF THE BOARD


---------------------------------------
Douglas L. Mason, Director


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                                  SCHEDULE "A"

                      CLEARLY CANADIAN BEVERAGE CORPORATION

                                STOCK OPTION PLAN

                               OPTION CERTIFICATE


This Certificate is issued pursuant to the provisions of Clearly Canadian Beverage Corporation (the "Company") Stock Option Plan (the "Plan") and evidences that ___________________ (the "Holder") is the holder of an option (the "Option") to purchase up to ___________ common shares (the "Shares") in the capital stock of the Company at a purchase price of $_________ per Share. Subject to the provisions of the Plan:

     (a)  the Award Date of this Option is ____________; and

     (b)  the Expiry Date of this Option is ________________.

The right to purchase Shares under the Option will vest in the Holder in increments over the term of the Option as follows:

--------------------------------------------------------------------------------
Date                          Cumulative Number of Shares which may be Purchased
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This Option may be exercised in accordance with its terms at any time and from time to time from and including the Award Date through to and including up to 5:00 local time in Vancouver, British Columbia on the Expiry Date, by delivery to the Administrator of the Plan an Exercise Notice, in the form provided in the Plan, together with this Certificate and a certified cheque or bank draft payable to "Clearly Canadian Beverage Corporation" in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which the Option is being exercised. If the Optionee is an employee, consultant or management company employee, the Optionee confirms that it is a bona fide employee, consultant or management company employee, as the case may be.

The foregoing Option has been awarded this ___ day of ____________________.

By signing this Certificate, the Option Holder acknowledges that the Option Holder has read and understands the Plan and agrees to the terms and conditions of the Plan and this Certificate.

                                              CLEARLY CANADIAN
                                              BEVERAGE  CORPORATION

                                              Per:
-------------------------------               ----------------------------------
(NAME OF OPTION HOLDER)

                                  SCHEDULE "B"

                                 EXERCISE NOTICE
                                 ---------------

TO:  The Administrator, Stock Option Plan
     c/o Clearly Canadian Beverage Corporation

     2489 Bellevue Avenue
     West Vancouver, B.C. V7V 1E1

1. EXERCISE OF OPTION (Do not complete this section if exercising stock appreciation rights)

The undersigned hereby irrevocably gives notice, pursuant to the Clearly Canadian Beverage Corporation (the "Company") Stock Option Plan (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)  all of the Shares; or

(b)  _____________  of  the  Shares,   which  are  the  subject  of  the  option
     certificate attached hereto.

Calculation of total Exercise Price:

(i)  number of Shares to be acquired on exercise:       __________ shares

(ii) times the Exercise Price per Share:                $_________

     Total Exercise Price, as enclosed herewith:        $_________

The undersigned tenders herewith a cheque or bank draft (circle one) in the amount of $______________, payable to Clearly Canadian Beverage Corporation in an amount equal to the total Exercise Price of the Shares, as calculated above.

2. EXERCISE OF STOCK APPRECIATION RIGHT (Complete only if exercising stock appreciation rights)

The undersigned hereby irrevocably gives notice, pursuant to the Plan, of the exercise of the stock appreciation right provided under the Plan and accordingly, wishes to receive such number of Shares as calculated in accordance with the Plan. As consideration for the Shares, the undersigned hereby agrees to cancel (cross out inapplicable item):

     (a)  all of the Rights; or

     (b)  ______________ of the Rights.

3. DELIVERY OF SHARE CERTIFICATE

The Company is directed to deliver the share certificate evidencing the number of Shares to be issued to the undersigned pursuant to this Exercise Notice, to the undersigned at the following address:

        ----------------------------

        ----------------------------

        ----------------------------

        ----------------------------

All the capitalized terms, unless otherwise defined in this Exercise Notice, will have the meaning provided in the Plan.

DATED the ___ day of __________________.



---------------------------------       ----------------------------------------
Witness                                 Signature of Option Holder


---------------------------------       ----------------------------------------
Name of Witness (Print)                 Name of Option Holder (Print)